Exhibit 23.9

CONSENT OF QUALIFIED PERSON

To:	U.S. Securities and Exchange Commission

Re:	Registration Statement on Form F-3 of Nova Minerals Limited (the “Company”)

I, Jonathon Abbott of Matrix Resource Consultants Pty Ltd, in connection with the Company’s Registration Statement on Form F-3 (and any amendments or supplements and/or exhibits thereto, the “Registration Statement”), consent on behalf of Matrix Resource Consultants Pty Ltd to:

●	the public filing by the Company and use of the technical report titled “SK-1300 Initial Assessment Technical Report Summary for the Estelle Gold Project Alaska, USA” (the “Technical Report”), with an effective date of January 31, 2024 and that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, as an exhibit to and referenced in the Registration Statement;

●	the use of and references to Resource Consultants Pty Ltd, including its status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Registration Statement and any such Technical Report; and

●	any extracts from or a summary of the Technical Report in the Registration Statement and the use of any information derived, summarized, quoted or referenced from the Technical Report, or portions thereof, that was prepared by me on behalf of Matrix Resource Consultants Pty Ltd, that I supervised the preparation of and/or that was reviewed and approved by me on behalf of Matrix Resource Consultants Pty Ltd, that is included or incorporated by reference in the Registration Statement.

Matrix Resource Consultants Pty Ltd employs professional geologists that conform to the SEC qualified person definition, and served as a qualified person as defined in S-K 1300 for Section 11 of the Technical Report. I am responsible for authoring, and this consent pertains to, the related sections on behalf of Matrix Resource Consultants Pty Ltd as discussed above of the Technical Report. I certify that I have read the Registration Statement and that both fairly and accurately represent the information in the sections of the Technical Report for which Matrix Resource Consultants Pty Ltd am responsible.

Dated: December 11, 2025

MATRIX RESOURCE CONSULTANTS PTY LTD

By:	/s/ Jonathon Abbott
Name:	Jonathon Abbott
Title:	Resource Consultant